UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported)	December 3, 2019

BADGER METER INC
(Exact name of registrant as specified in its charter)

Wisconsin	001-06706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)

(414) 355-0400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMI	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

    Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2019, Richard A. Meeusen, Chairman of the Board of Directors (the “Board”) of Badger Meter, Inc. (the “Company”) and a director since 2001, advised the Board that he would retire effective December 31, 2019 (the “Retirement”).  In connection with the Retirement, the Company announced that the Board has appointed Kenneth C. Bockhorst, the Company’s President and Chief Executive Officer, to succeed Mr. Meeusen as Chairman of the Board, effective January 1, 2020, and that it has set the size of the Board at nine members.

A copy of the press release issued by the Company announcing the foregoing is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
(99.1)	Badger Meter, Inc. Press Release, dated December 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: December 6, 2019	By:	/s/ William R.A. Bergum
William R.A. Bergum
Vice President – General Counsel and Secretary